UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 3, 2022

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1033 George Hanosh Boulevard

Grants, NM 87020

(Address of principal executive offices and zip code)

(833) 658-1799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Secondary Stock Purchase Agreement and Release

On October 3, 2022, Bright Green Corporation, a Delaware corporation (“Bright Green”) entered into a Secondary Stock Purchase Agreement and Release (the “Secondary SPA”) with Phytotherapeutix Holdings Ltd., a United Kingdom entity (“Phyto”), Equipped4 Holdings Limited, a United Kingdom entity (“Equipped”), TPR Global Limited, a United Kingdom entity (“TPR”) (Phyto, Equipped and TPR, each, a “Seller” and collectively, the “Sellers”) and Alterola Biotech Inc., a Nevada corporation (the “Company”) (Bright Green, the Sellers and the Company, collectively, the “Parties”) providing for the purchase by Bright Green of shares of Common Stock of the Company from the Sellers (the “Transferred Shares”).

The Secondary SPA provides that, as of the date thereof, the authorized shares of the Company consist of 2,000,000,000 shares of common stock, $0.0001 par value, of which 807,047,948 shares are issued and outstanding. The Sellers in aggregate sold 201,761,982 Transferred Shares to Bright Green for a purchase price of $3,999,999.00 pursuant to the payment schedule set forth in the Secondary SPA. Following the receipt of each installment payment, the Sellers agreed to loan to the Company the proceeds such Seller received from the foregoing sale of its Transferred Shares pursuant to a loan agreement (the “Loan Agreement”, the form of which is attached to the Secondary SPA as Exhibit A).

The Sellers held 67% of the Company’s total outstanding shares prior to the closing of the Secondary SPA. As a result of this transaction, Bright Green obtained ownership or voting power of approximately 25% of the total outstanding shares of the Company.

Voting Agreement

Concurrently with the signing of the Secondary SPA, Bright Green and the Sellers entered into a voting agreement (the “Voting Agreement”, the form of which is attached to the Secondary SPA as Exhibit C) whereby the Sellers agree to vote in favor of the adoption of an agreement to effect Bright Green’s acquisition of the Company or the Company’s merger into Bright Green or a subsidiary of Bright Green, as the case may be, pursuant to additional terms set forth in the Voting Agreement. Pursuant to the Voting Agreement, the Sellers executed an irrevocable proxy (the “Irrevocable Proxy”, the form of which is attached to the Voting Agreement as Exhibit A) whereby the Sellers granted Bright Green an irrevocable proxy to vote the Sellers’ Subject Shares (as defined therein) in a manner consistent with Section 2.2 of the Voting Agreement and pursuant to additional terms set forth in the Irrevocable Proxy.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Secondary Stock Purchase Agreement and Release dated October 3, 2022, by and among Bright Green Corporation, Alterola Biotech, Inc. and the Sellers (as defined therein).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022	Bright Green Corporation

	By:	/s/ Terry Rafih
Terry Rafih
Chief Executive Officer & Chairman of the Board